Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Investor Relations Manager
727.214.1072	727.214.3438
henri.vanparys@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE THIRD QUARTER OF 2008

POWAY, Calif., Oct. 27, 2008—First Advantage Corporation (NASDAQ: FADV) (“the Company”), a global risk mitigation and business solutions provider, today announced operating results for the third quarter ended Sept. 30, 2008.

First Advantage reported income from continuing operations of $12.6 million (21 cents per diluted share) for the quarter ended Sept. 30, 2008, compared to $18.8 million (32 cents per diluted share) for the quarter ended Sept. 30, 2007. Results of operations for the quarter ended Sept. 30, 2008 include a restructuring charge of $2.8 million ($1.6 million after tax or 3 cents per diluted share), primarily relating to consolidation of facilities in the Lender Services and Dealer Services segments. Results of operations for the third quarter ended September 30, 2007 included a pre-tax charge of $1.7 million ($1 million after tax or 2 cents per diluted share) for costs incurred in connection with operational consolidations in the Employer Services segment.

Total revenue for the Company was $188.3 million and $208.6 million for the quarters ended Sept. 30, 2008 and 2007, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $34.7 million and $45.1 million for the quarters ended Sept. 30, 2008 and 2007, respectively.

“The continuing credit and global economic crisis impacted earnings across our business segments. Earnings in the Lender, Data and Dealer Services segments were negatively impacted; however, our focus to drive operational efficiency through cost containment has started to show positive results across the enterprise,” stated Anand Nallathambi, president and chief executive officer. “On a comparative basis, although service revenue decreased by $7.8 million from the second quarter, our consolidated operating margin remained basically flat, after adjusting for restructuring charges. Improvement in operational performance was most notable in the Employer Services segment where operating income margin increased to 12.3 percent in the third quarter, up from 5.4 percent in the second quarter of 2008.”

First Advantage’s third quarter 2008 results will be discussed in more detail on Monday, Oct. 27, 2008, at 5:00 p.m. ET, via teleconference and webcast. The teleconference dial-in number is 888.889.1652 within the U.S. and 210.795.9764 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through Nov. 10, 2008, by dialing 866.485.0037 within the U.S., or 203.369.1609 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

-more-

First Advantage Corporation Reports Operating Results for the Third Quarter of 2008

Summary Consolidated Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Service revenue	$174,664	$194,666	$545,341	$582,494
Reimbursed government fee revenue	13,633	13,919	40,780	41,463

Total revenue	188,297	208,585	586,121	623,957
Cost of service revenue	53,520	54,125	160,723	171,425
Government fees paid	13,633	13,919	40,780	41,463

Total cost of sales	67,153	68,044	201,503	212,888
Gross margin	121,144	140,541	384,618	411,069

Salaries and benefits	59,113	64,622	188,489	198,008
Facilities and telecommunications	7,789	8,365	24,073	23,883
Other operating expenses	19,899	23,107	65,642	69,481
Depreciation and amortization	10,898	10,009	31,520	29,371
Impairment loss	1,720	204	2,017	204

Income from operations	21,725	34,234	72,877	90,122

Interest (expense) income:
Interest expense	(640)	(2,946)	(2,140)	(9,269)
Interest income	155	321	746	962

Interest (expense) income, net	(485)	(2,625)	(1,394)	(8,307)
Equity in earnings of investee	—	865	—	2,315

Income from continuing operations before income taxes and minority interest	21,240	32,474	71,483	84,130
Provision for income taxes	8,932	13,479	29,582	34,758

Income from continuing operations before minority interest	12,308	18,995	41,901	49,372
Minority interest	(323)	231	(648)	1,260

Income from continuing operations	12,631	18,764	42,549	48,112
Income (loss) from discontinued operations, net of tax	—	189	(4,241)	431

Net income	$12,631	$18,953	$38,308	$48,543

Per share amounts:
Basic earnings per share
Income from continuing operations	$0.21	$0.32	$0.72	$0.82
(Loss) income from discontinued operations, net of tax	—	—	(0.07)	0.01

Net income	$0.21	$0.32	$0.65	$0.83
Diluted earnings per share
Income from continuing operations	$0.21	$0.32	$0.72	$0.81
(Loss) income from discontinued operations, net of tax	—	—	(0.08)	0.01

Net income	$0.21	$0.32	$0.64	$0.82
Basic weighted-average shares outstanding	59,478	59,064	59,358	58,799
Diluted weighted-average shares outstanding	59,529	59,222	59,446	59,121
EBITDA calculation:
Net income	$12,631	$18,953	$38,308	$48,543
Provision for income taxes	8,932	13,479	29,582	34,758
Interest expense	485	2,625	1,394	8,307
Income (loss) from discontinued operations, net of tax	—	(189)	4,241	(431)
Depreciation and amortization	10,898	10,009	31,520	29,371
Impairment loss	1,720	204	2,017	204

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$34,666	$45,081	$107,062	$120,752

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

-more-

First Advantage Corporation Reports Operating Results for the Third Quarter of 2008

Segment Financial Information (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(In thousands, except percentages)	2008	2007	2008	2007
Service revenue
Lender Services	$29,931	$35,840	$102,925	$126,134
Data Services	31,014	29,124	87,525	95,436
Dealer Services	21,814	26,442	72,695	81,267
Employer Services	54,199	59,201	163,397	171,997
Multifamily Services	19,702	19,699	58,037	56,980
Investigative & Litigation Support Services	18,600	24,856	63,281	52,931
Corporate	(596)	(496)	(2,519)	(2,251)

Consolidated	$174,664	$194,666	$545,341	$582,494

Income (Loss) from operations
Lender Services	$3,594	$6,660	$18,577	$31,002
Data Services	5,551	8,112	17,245	28,773
Dealer Services	1,598	4,344	10,763	11,755
Employer Services	6,644	6,550	13,119	18,460
Multifamily Services	6,654	6,076	17,995	16,256
Investigative & Litigation Support Services	6,347	11,663	23,407	19,611
Corporate	(8,663)	(9,171)	(28,229)	(35,735)

Consolidated	$21,725	$34,234	$72,877	$90,122

Operating margin percentage of service revenue
Lender Services	12.01%	18.58%	18.05%	24.58%
Data Services	17.90%	27.85%	19.70%	30.15%
Dealer Services	7.33%	16.43%	14.81%	14.46%
Employer Services	12.26%	11.06%	8.03%	10.73%
Multifamily Services	33.77%	30.84%	31.01%	28.53%
Investigative & Litigation Support Services	34.12%	46.92%	36.99%	37.05%
Corporate	N/A	N/A	N/A	N/A

Consolidated	12.44%	17.59%	13.36%	15.47%

-more-

First Advantage Corporation Reports Operating Results for the Third Quarter of 2008

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; corporate and litigation investigations; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has more than 4,300 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release including those related to cost reduction initiatives and impact on improved efficiencies in the future quarters, product expansion and enhanced operational efficiencies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the Company’s Class A common stock; interest rate fluctuations; changes in the real estate market; changes in employment trends; limit on access to public records; the Company’s ability to successfully raise capital; the Company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; heightened regulations and regulatory scrutiny; the degree and nature of the Company’s competition; increases in the Company’s expenses; inability to realize the benefits of offshore strategy; continued consolidation among the Company’s competitors and customers; unanticipated technological changes and requirements; the Company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the Company’s SEC filings. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the Company’s filings with the SEC, including its 2007 Annual Report on Form 10-K, 2008 Second Quarter Report on Form 10-Q and any subsequent amendments, for a further discussion of these and other risks.

# # #